Exhibit 3.2.40

The Commonwealth of Massachusetts
Examiner	OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
MICHAEL JOSEPH CONNOLLY, Secretary
ONE ASHBURTON PLACE, BOSTON, MASS. 02108

ARTICLES OF ORGANIZATION
(Under G.L. Ch. 156B)
Incorporators

	NAME	POST OFFICE ADDRESS

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.

	James E. Fay	323 Beulah Road
Vienna, Virginia 22180

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1. The name by which the corporation shall be know is:

Stonehedge Convalescent Center, Inc.

name approved
2. The purposes for which the corporation is formed is as follows:

To engage in and carry on the business of owning, operating and managing nursing homes.

To provide skilled nursing services and rehabilitative services and therapeutic services in connection with the operation of a convalescent center.

To provide long term care and short term care to the invalid and aged at convalescent center.

To take, buy, purchase, exchange, hire, lease or otherwise acquire real estate and property either improved or unimproved and any interest or right therein, and to own, hold, control, maintain, manage and develop the same in any State of the United States.

To borrow money, with or without pledge of or mortgage upon all or any of its property, real or personal, as security, and to loan and advance money upon mortgages on personal and real property or on either of them.

To have as additional purpose all powers granted and conferred by the laws of the Commonwealth of Massachusetts upon business corporations organized under Chapter 156B of the General Laws.
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RA☐	Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2x11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

3. The total number of shares and the par value, if any, of each class of stock within the corporation is authorized as follows:

	WITHOUT PAR VALUE	WITH PAR VALUE
CLASS OF STOCK	NUMBER OF SHARES	NUMBER OF SHARES	PAR VALUE		AMOUNT
Preferred				$

Common	15,000

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

None.

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

None.

*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Continuation Sheet 6A, 6B

*	If there are no provisions state “None”.

CONTINUATION SHEET – 6 A

Other lawful provisions for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining or regulating the powers of the Corporation, or of its Directors or stockholders or of any class of stockholders, are as follows:

(a) The Board of Directors may make, amend or repeal the By-Laws in whole or in part except with respect to any provision thereof which, by law or the By-Laws, requires action by the stockholders;

(b) Meeting of the stockholders may be held anywhere in the United States;

(c) Each Director and each officer elected by the stockholders (including persons elected by the Board of Directors to fill vacancies in the Board of Directors or in any such offices), and each former Director and officer, and the heirs, executors, administrators, successors and assigns of each of them shall be indemnified by the Corporation against all costs and expenses, including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the Corporation itself) reasonably incurred by, or imposed upon, him in connection with or arising out of any action, suit or proceeding, civil or criminal, in which he may be involved, or incurred in anticipation of any action, suit or proceeding, by reason of his being or having been an officer or Director of the Corporation; or by reason of any action alleged to have been taken or omitted by him as a Director or officer of the Corporation.

Officers elected by the Board of Directors but who are not Directors, and employees and other agents of the Corporation (including persons who serve at its request as directors or officer of other organizations in which it owns shares or of which it is a creditor), and each such former officer, employee and agent, and the heirs, executors, administrators, successors and assigns of each of them, may be indemnified by the Corporation to the extent, if any, authorized by the Board of Directors in its sole discretion.

CONTINUATION SHEET – 6B

No indemnification shall be provided to any person, or to his heirs, executors, administrators, successors or assigns, with respect to any matter as to which he shall have been finally adjudicated in any action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation.

The foregoing indemnification shall not exclusive of any other rights or indemnification to which any such Director, officer, employee or agent may be entitled.

(d) No contract or other transaction between the Corporation and any other person, firm or corporation shall, in the absence of fraud, in any way be affected or invalidated nor shall any Director be subject to surcharge with respect to any such contract or transaction by the fact that such Director, or any firm of which such Director is a member, or any corporation of which such Director is a shareholder, officer or director, is a party to, or may be pecuniarily or otherwise interested in, such contract or transaction; provided that the fact that he individually, or such firm or corporation, is so interested shall be disclosed to the Board of Directors at the meeting at which (or prior to the Directors’ executing their written consents by which) action to authorize, ratify or approve such contract or transaction is to be taken. Any Director of the corporation may vote upon or give his written consent to any contract or other transaction between the Corporation and any other person, firm, corporation or other entity without regard to the fact that he is also a director or officer of such other firm or corporation or entity, a subsidiary or affiliated corporation thereof, or is such other person.

(e) Each Director and officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of the Corporation, reports made to the Corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Directors, or upon the other records of the Corporation.

(f) In furtherance and not in limitation of the powers enumerated in this Article 6, the Corporation shall have as additional powers all purposes granted and allowed by the laws of the Commonwealth of Massachusetts to business corporations organized under Chapter 156B of the General Laws of Massachusetts; provided that no such power shall be exercised in a manner inconsistent with such Chapter 156B or any other applicable provision of the General Laws of Massachusetts.

(g) The Corporation shall have the power to be a General Partner in a Limited Partnership.

7.	By-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk, whose names are set out below, have been duly elected.

8.	The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date, (not more than 30 days after the date of filing.)

9.	The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation:

a.	The post office address of the initial principal office of the corporation of Massachusetts is:

c/o Hamilton House                    141 Chestnut Street, Needham, Mass.

b.	The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

	NAME	RESIDENCE	POST OFFICE ADDRESS

President:	Michael W. Beavers	674 Ad Hoc Rd. Great Falls, VA 22066	Same

Treasurer:	Michael W. Beavers	674 Ad Hoc Rd. Great Falls, VA 22066	Same

Clerk:	Anita Chevrette	4 Hillside Rd. Natick, MA 01760	Same

Asst. Clerk:	James E. Fay	323 Beulah Rd. Vienna, VA 22180	Same

Asst. Clerk:	Linda C. Beavers	674 Ad Hoc Rd. Great Falls, VA 22066	Same

Directors:	Michael W. Beavers	674 Ad Hoc Rd. Great Falls, VA 22066	Same

	James E. Fay	323 Beulah Rd. Vienna, VA 22180	Same

	George Thomassey	51 Pine St. New Canaan, Conn.	Same

c.	The date initially adopted on which the corporation’s fiscal year ends is: September 30th

d.	The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is: Last Thursday of January

e.	The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) the Articles of Organization this 1st day of November 1985

/s/James E. Fay
James E. Fay

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED	FORM MUST BE TYPED

Annual Report for Domestic

and Foreign Corporations

(General Laws Chapter 156D Section 16.22; 950 CMR 133.56)

(1)	The exact name of the corporation is Stonehedge Convalescent Center, Inc.

(2)	The corporation is organized under the laws of Massachusetts.

(3)	The street address of the corporation’s registered office in the commonwealth is:

5 Redlands Road, West Roxbury, MA 02132.

(number, street, city or town, state, zip code)

(4)	The name of the registered agent at the registered office is Bill Brinkert.

(5)	The street address of the corporation’s principal office is:

105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128.

(number, street, city or town, state, zip code)

(6)	Provide the name and business address of the officers specified below and the directors of the corporation.

President: Jerry Rhodes, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Treasurer: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Secretary: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Chief Executive Officer:

Chief Financial Officer: Kevin Hogge, 105 N. Bascom Ave., 2nd Floor, San Jose, CA 95128

Directors: Kathleen Sylvia, Jerry Rhodes and Kevin Hogge

Address for all directors: 105 N. Bascom Ave., 2nd Floor

San Jose, CA 95128

(7)	Briefly describe the business of the corporation:

Health care.

(8-9)	The capital stock of each class and series

CLASS OF STOCK	TOTAL AUTHORIZED BY ARTICLES OF ORGANIZATION OR AMENDMENTS Number of Shares Total Par Value	TOTAL ISSUED AND OUTSTANDING Number of Shares
COMMON:	15,000	1,000
PREFERRED:	0	0

(10)	Check if the stock of the corporation is publicly traded. ☐

(11)	Date of the fiscal year end is September 30, 2004.

(month, day, year)

Signed by /s/Kevin Hogge

(signature of authorized individual)

(Please check appropriate box)

☐  Chairman of the Board of Directors

☐  Incorporator

☑  Other Officer

☐  Court Appointed Fiduciary

on this 21st day of September of 2004.